UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 2, 2026
Date of Report (date of earliest event reported)

TIC Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42524	66-1076867
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 South Park Road, Suite 350
Hollywood, Florida 33021
(Address of principal executive offices and zip code)
(954) 495-2112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 2, 2026, TIC Solutions, Inc. (the “Company”) entered into the Third Amendment to Credit Agreement, by and among Acuren Delaware Holdco, Inc. (the “Initial Borrower”), a wholly-owned subsidiary of the Company, Acuren Holdings, Inc. (“Acuren” and together with the Initial Borrower, the “Borrowers”), a wholly-owned subsidiary of the Company, the other Loan Parties party thereto, the Refinancing Term Loan Lenders party thereto, the Revolving Credit Lenders party thereto, the L/C Issuers party thereto and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”) and collateral agent for the lenders (the “Amendment”), which amended the Credit Agreement dated as of July 30, 2024, among the Borrowers, the Company, the other Guarantors party thereto, the lenders and L/C Issuers party thereto, and the Administrative Agent (as amended by that certain First Amendment to Credit Agreement dated as of January 31, 2025, by that certain Second Amendment to Credit Agreement dated as of August 4, 2025 and by the Amendment, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined, have the meanings set forth in the Credit Agreement.

The Amendment amended the Credit Agreement to (i) reduce the stated rate of interest of the Amendment No. 3 Term Loans by 25.0 basis points and reflect other related amendments and (ii) increase the Letter of Credit Sublimit to $50.0 million. The Amendment No. 3 Term Loans now bear interest, at the Borrower’s election, at either Term SOFR plus 2.50% per annum or the Base Rate plus 1.50% per annum. Principal payments on the Amendment No. 3 Term Loans, as amended, will commence on September 30, 2026, and will be made in quarterly installments on the last day of each fiscal quarter in an amount equal to 0.25% of the initial aggregate principal amount of the Amendment No. 3 Term Loans.

All other material terms of the Credit Agreement, as amended, remained unchanged.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with certain of the lenders, and/or their respective affiliates, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a book runner and/or global coordinator for the Company’s initial public offering in the United Kingdom, (2) as a lender and/or in other related capacities in connection with the Credit Agreement and the various term loans and revolving credit facility under the Credit Agreement, (3) as financial advisor and capital markets advisor in connection with the Company’s acquisition of Holdings, and (4) as lead placement agent in connection with the Company’s private placement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth under Item 1.01 is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d):The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Third Amendment to Credit Agreement (with conformed Credit Agreement as Annex A), dated June 2, 2026, by and among Acuren Delaware Holdco, Inc., as the initial borrower, Acuren Holdings, Inc., as a borrower, TIC Solutions, Inc., as holdings, the other Loan Parties party thereto, the Refinancing Term Loan Lenders party thereto, the Revolving Credit Lenders party thereto, the L/C Issuers party thereto and Jefferies Finance LLC, as administrative agent and as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIC Solutions, Inc.

Date: June 4, 2026	By:	/s/ Kristin Schultes
	Name:	Kristin Schultes
	Title:	Chief Financial Officer
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